EXHIBIT 10B

                             BAREBOAT CHARTER PARTY


   DESCRIPTION OF VESSEL; CHARTERER. This Charter Party, made and concluded in this City of New York on the ___ day of February, 1992 between Kadampanattu Corp., a Delaware corporation, with offices at 500 Park Avenue, New York, NY 10022, Owner of the good Roll-on/Roll-off Barge Vessel Jax-San Juan Bridge provided with proper certificate for hull and machinery and classed _________, of about, _________ tons deadweight, or thereabouts, on summer freeboard, inclusive of bunkers and stores, and Trailer Bridge, Inc., a Delaware corporation, with offices at 9550 Regency Square Boulevard, Jacksonville, Florida 32225, Charterer.

   PERIOD. WITNESSETH, The Owner agrees to let and Charterer agrees to hire said vessel from the time of delivery for a period of about a year on the following terms and conditions.

   1. PORT OF DELIVERY; ACCEPTANCE. The Vessel shall be delivered to Charterer at the port of Jacksonville, Florida, and being on her delivery tight, staunch, strong, and well and sufficiently tackled, appareled, furnished and equipped, and in every respect seaworthy and in good running order, condition and repair so as far as the exercise of due diligence can make her. The delivery to the Charterer of said vessel and the acceptance of said vessel by the Charterer shall constitute a full performance by the Owner of all of the Owner's obligations hereunder, and thereafter the Charterer shall not be entitled to make or assert any claim against the Owner on account of any representations or warranties expressed or implied, with respect to said vessel, but the Owner shall be responsible for repairs or renewals occasioned by latent defects in the vessel, her machinery or appurtenances, existing at the time of delivery under the Charter, which defects are not discovered on the survey.

   2. TIME FOR DELIVERY; CANCELLATION DATE. If required by the Charterer, time not to commence before February 1, 1992, and should vessel not be ready for delivery on or before February 29, 1992, Charterer, or his agent, to have the option of cancelling this charter, such option to be declared by noon of the following day, and if not so declared Charter to be considered in force.

   3. TRADING LIMITS. The vessel shall be employed in carrying lawful merchandise in such lawful trades between safe port and/or ports in the United States and the Caribbean. In the event of serious outbreak of pestilence, war, Acts of God, force majeure, or other causes beyond the Charter's control, making the use of the vessel in such trade commercially impracticable, the vessel may be placed or may be sublet for employment in any other safe trades, upon first securing the approval of the Owner.

   4. SURVEYS. The vessel shall be surveyed before delivery and upon redelivery to determine the condition of the vessel, under the terms of the Charter, and the cost of such survey on delivery shall be paid for by the Charterer, and the cost of such survey on redelivery shall be paid for by the Owner.

   5. CHARTERER TO PROVIDE. The Charterer shall, at its own cost and expense, man, operate, victual, fuel, and supply the vessel, the Master and Chief Engineer, however to be subject to the approval of the Owner, and the Owner shall have the right to require the removal of the Master or Chief Engineer if it should have reason to be dissatisfied.

   6. The Charterer shall pay all port charges, pilotages, and all other costs and expenses incident to the use and operation of the vessel.

   7. MAINTENANCE. The Charterer shall, at its own expense, keep the said vessel in good running order and condition and in substantially the same condition as when received from Owner and have her regularly overhauled and repaired when necessary. Vessel shall be dry-docked, cleaned, and painted by the Charterer as may be necessary, but at least once in every eight calendar months from date of Charter.

   8. HIRE. The Charterer shall pay to the Owner for the use of said vessel at the rate of Five Thousand Dollars ($5,000) per day commencing on and from the day and hour of her delivery to the Charterer, and at and after the same rate for any part of a day; hire to continue until the day and hour when the vessel is redelivered to the Owner. If the vessel is lost, hire shall be paid up to and including the day of her loss (if the time of her loss be uncertain, then up to and including the day she is last heard from). Payment of hire shall be made to the Owner at 500 Park Avenue, New York, NY 10022 in cash on delivery, for the remainder of that calendar month, and thereafter monthly in advance on the first day of each month, and in default of such payment the Owner may forthwith withdraw the vessel from the service to the Charterer without prejudice to any claim which the Owner may have against the Charterer pursuant to this Charter. Should any dispute arise between the Owner and the Charterer with respect to responsibility for repairs, renewals, or replacements, or as to the condition of the vessel at the time of redelivery, either the Charterer or the Owner may without prejudice to its contentions, make and pay for such repairs, renewals, or replacements, or any part thereof before or after tender of redelivery, and may recover the cost thereof from the party for whose account it may be under the terms of the Charter. In the event Charterer's liability for such repairs, renewals, or replacements is established, the Charterer shall pay hire for all time lost thereby.

   9. Should the vessel be on her voyage toward port of redelivery at time when payment of hire becomes due, said payment shall be made for such length of time as the Owner and the Charterer may agree upon as the estimated time necessary to complete the voyage, and when the vessel is redelivered to the Owner any difference shall be refunded by the Owner or paid by the Charterer, as the case may require.

   10. FUEL AND STORES. The Charterer shall accept and pay for all fuel and consumable stores on board at time of vessel's delivery, and the Owner shall accept and pay for all such fuel and stores left on board on redelivery (with the exception of perishable stores) at the current market prices at the respective ports of delivery and redelivery; but if redelivery be taken at a port other than the port of redelivery named in the Charter, the Owner shall pay for the fuel and stores left on board on redelivery at the current market prices at the port of redelivery named in the Charter Party.

   11. USE OF EQUIPMENT. The Charterer shall have the use of all outfit, equipment, and appliances now on board the vessel without extra cost (with the exception of the submarine signal apparatus, blinker lights, and radio equipment), provided the same or their substantial equivalent shall be returned to the Owner on redelivery in the same good order and condition as when received, ordinary wear and tear excepted.

   12. INVENTORIES. A complete inventory of the vessel's entire equipment, outfit, appliances, and of all consumable stores shall be taken and mutually agreed upon at the time of delivery, and a similar inventory shall be taken and mutually agreed upon at the time of redelivery.

   13. LIENS AGAINST VESSEL. Neither the Charterer nor the Master of the vessel shall have any right, power, or authority to create, incur, or permit to be imposed upon the vessel any liens whatsoever except for crew's wages and salvage. The Charterer agrees to carry a properly certified copy of this Charter Party with the ship's papers, and on demand to exhibit the same to any person having business with the vessel which might give rise to any lien thereon, other than liens for crew's wages and salvage. The Charterer agrees to notify any person furnishing repairs, supplies, towage, or other necessaries to the vessel that neither the Charterer nor the Master has any right to create, incur, or permit to be imposed upon the vessel any liens whatsoever except for crew's wages and salvage. Such notice, as far as may be practicable, shall be in writing in the form attached hereto as "Exhibit A". The Charterer further agrees to fasten to the vessel in a conspicuous place and to maintain during the life of this Charter, a notice reading as follows

          "This vessel is the property of Kadampanattu Corp. It is under Charter to Trailer Bridge, Inc. and by the terms of the Charter neither the Charterer nor the Master has any right, power or authority to create, incur, or permit to be imposed upon the vessel any liens whatsoever except for crew's wages and salvage."

   14. BILLS OF LADING. The Charterer shall cause all bills of lading issued for cargo carried on the vessel to contain all the exemptions and stipulations usual to the particular trade or service in which the vessel may be engaged and such bills of lading shall provide that the carriage of goods shall be subject to all the provisions of and exemptions contained in the Act of Congress of February 13, 1893, known as the Harter Act and also subject to the provisions of the Carriage of Goods at Sea Act approved April 16, 1936 and it shall reserve a lien upon the cargoes for freight, advance charges on goods, extra compensation, demurrage, forwarding charges, general average claims, any demands made and liability incurred by the carrier in respect of the goods (not required under the bills of lading to be borne by the carrier).

   15. JASON CLAUSE. The bills of lading used by the Charterer shall contain the amended "Jason" clause substantially as follows:

          "If the Owner shall have exercised due diligence to make the vessel in all respects seaworthy and to have her properly manned, equipped, and supplied, it is hereby agreed that in the event of accident, danger, damage or disaster before or after commencement of the voyage resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequence of which, the shipowner is not responsible, by statute or contract or otherwise, the shippers, consignees, or owners of the cargo shall contribute with the shipowner in general average to the payment of any sacrifices, losses, or expenses of a general average nature that may be made or incurred, and shall pay salvage and special charges incurred in respect of the cargo."

   16. BOTH TO BLAME COLLISION CLAUSE. All Bills of Lading shall include the following Both-To-Blame Collision Clause:- "If the shipowner shall have exercised due diligence to make the vessel seaworthy and properly manned, equipped and supplied, it is hereby agreed that in the event of the vessel coming into collision with another vessel as a result of the negligent navigation of both vessels, the owners of the cargo carried under the Bill of Lading will indemnify the shipowner against all liability to the other vessel or owners in so far as such liability represents loss, damage, or claim of said cargo paid or payable by the other vessel or her owners to the said cargo owners and set off, recouped, or recovered by the other vessel or her owners as part of their claim against the carrying vessel or shipowner."

   17. GENERAL AVERAGE. Said bills of lading shall provide that general average, if any, shall be according to York-Antwerp Rules of 1950, excluding Rule XXII thereof, and as to matters not therein contained, according to the law and usage of the Port of New York. General average shall be adjusted at New York; in case general-average statement be required, the same to be adjusted by an Adjuster to be appointed by the Charterer, subject to the approval of the Owner, and said Adjuster to attend to the settlement and collection of the average, subject to the customary charges.

   18. LIENS UPON CARGO. The Owner shall have a lien upon all cargoes and all subfreights for any amounts due under this Charter, and the Charterer shall have a lien on the vessel for all moneys paid in advance to the Owner and not earned.

   19. INSURANCE. The Owner shall, at its own expense, fully insure the vessel for Owner's account with an insurer and in a form acceptable to Owner. The Owner and/or insurer shall not have any right of recovery or subrogation against the Charterer on account of loss of or any damage to the vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to discharge claims against or liabilities of the vessel or Owner covered by such insurance.

          The Charterer shall, at its own expense, obtain protection and indemnity insurance satisfactory to the Owner, and this insurance shall be extended to protect any liability the Owner may incur. The Charterer shall furnish to the Owner proper evidence of such entry immediately upon signing this Charter.

          In the event that any act or negligence of the Charterer shall vitiate any of the insurance hereinbefore provided, the Charterer shall pay to the Owner all losses and indemnify the Owner against all claims and demands which would otherwise have been covered by such insurance.

          REPAIRS. The Charterer shall, subject to the approval of the Owner or Owner's underwriters, effect all insured repairs, and the Charterer shall undertake settlement of all miscellaneous expenses in connection with such repairs as well as insured charges, expenses and liabilities, to an amount not exceeding $10,000; reimbursement to be secured through Owner's underwriters for such expenditures upon presentation of accounts. Individual bills for insurance repairs or other insured charges, expenses and liabilities in excess of $10,000 shall be submitted to and paid by Owner's underwriters.

   20. REDELIVERY. The vessel shall at the expiration of the Charter period be redelivered to the Owner (unless lost) at Jacksonville, Florida in the same or as good order and condition as that in which she was when delivered, ordinary wear and tear excepted, but any repairs covered by insurance and any repairs or replacements due to latent defects in the vessel, machinery or appurtenances at the time of delivery are to be paid for in the manner hereinabove provided.

   21. OFFHIRE. In the event of loss of time caused by damages to or by vessel covered by insurance, or in making repairs or replacements for which the Owner is liable; preventing the working of vessel for more than forty-eight consecutive hours, hire shall cease for the time thereby lost. The Owner shall not be responsible, however, for any expenses as are incident to the use and operation of the vessel for such time as may be required to make such repairs.

   22. DAMAGE. In the event of damage to the vessel covered by insurance under Clause 19 of this Charter in excess of the sum of Thirty Thousand Dollars ($30,000), the Owner has the option of cancelling this Charter, in which event hire to be computed as earned up to the date and hour of the incident.

   23. INSPECTION. The vessel is to be inspected to determine her condition at least once in every six months, unless waived by Owner. Such inspection to be made by two inspectors, one to be appointed by the Owners and one by the Charterers. The cost of such inspection to be borne equally by the Owners and Charterers.

   24. REPORTS. The Charterer, immediately upon the receipt of such information, shall keep the Owner informed of the arrival and departure of this vessel at and from all ports of call. At the end of each voyage the Charterer shall supply deck and engine room logs of the voyage, if required by Owner.

   25. SPECIAL EQUIPMENT. That submarine signal apparatus, blinker lights, and radio equipment, if any, on the vessel at time of delivery shall be kept and maintained by the Charterer, and the Charterer shall assume the obligations and liabilities of the Owner under any contracts in connection therewith and shall reimburse the Owner for all expenses incurred in connection therewith. The Charterer shall carry a radio operator at all times when the vessel is in actual service.

   26. SALVAGE. All derelicts and salvage shall be prorated--25 percent to the Owner, 75 percent to the Charterer, after deducting Owner's and Charterer's expenses and crews proportion. However, hire of the vessel shall not be considered an item of the Charterer's expense hereunder.

   27. BOND. No bond shall be required of Charterer, but Owner may require a bond in a sum reasonably expected to guaranty full performance of Charterer's obligations under this Charter by giving Charterer thirty
   (30) days written notice.

   28. ALTERATIONS. The Charterer shall not make any structural changes in the vessel without first securing the approval of Owner.

   29. CONFERENCE. The Charterer agrees, in the event of entering any trade controlled by conferences in which American tonnage is interested, to join such conferences before placing this vessel in this trade, and further agrees to maintain conference rates prescribed by the conference.

   30. LIBELS. The Charterer shall indemnify and hold harmless the Owner against any liens of whatsoever nature upon such vessel and against any claims against the Owner arising out of the operation of said vessel by the Charterer, or out of any act or neglect of the Charterer in relation to said vessel, except in so far as such liens or claims arise out of any matter covered by the insurance provided herein. If a libel should be filed against said vessel, or if said vessel is otherwise levied against or taken into custody by virtue of legal proceedings in any court because of any such lien or claim, the Charterer shall within fifteen (15) days thereof cause the said vessel to be released and the lien to be discharged. This clause shall not in any way authorize the creation of any liens against the vessel or in any way affect or impair the provisions of Clause 12 of this Charter.

   31. DEFAULT. If at any time after the delivery of the said vessel to the Charterer hereunder, the Charterer shall fail to perform any of its duties or obligations, or shall violate any of the prohibitions imposed upon it under this Charter, or if the Charterer shall be dissolved or be adjudged a bankrupt, or shall have a petition in bankruptcy filed against it, or shall make a general assignment for creditors, or if a receiver or receivers shall be appointed for the Charterer, the Owner may, without prejudice to any other rights which it may have under this Charter, withdraw and retake the said vessel, wherever the same may be found, whether upon the high seas or in any port, harbor, or other place and without prior demand and without legal process, and for that purpose may enter upon any dock, pier, or other premises where the vessel may be and take possession thereof.

   32. REDELIVERY NOTICE. The Charterer shall give the Owner at least ten days' notice of expected redelivery and redelivery port.

   33. LICENSE FOR ADDITIONAL EQUIPMENT. In consideration of this Charter and the charter, between the same parties, of the Vessel Jax-San Juan Bridge, and so long as such Charters are in full force and effect and Charterer is not in default to Owner under this Charter or any other charter or agreement between the parties, Charterer is hereby granted a license to use Owner's ramps, loading structures and other associated equipment at Charterer's ports in Jacksonville, Florida and San Juan, Puerto Rico at no additional charge.

   IN WITNESS WHEREOF, the parties hereto have caused this Charter to be executed by their duly authorized representatives in duplicate originals as of the date first written above.


   KADAMPANATTU CORP.                   TRAILER BRIDGE, INC.
   As Owner                             As Charterer



    /s/ John D. McCown                   /s/ John D. McCown
   By:    Vice President                By:  Secretary

                                    Exhibit A


   (Fill in name and address
   of supplier/vendor/contractor)




            Re:  Barge ____________________
                 Notice of No Lien Rights



   Gentlemen:


          The captioned vessel is on charter from its owner, Kadampanattu Corp., to Trailer Bridge, Inc. (Charterer) who has no right, power, or authority to incur or create any liens against the said vessel, nor is Charterer authorized to act as agent for the vessel, its owner, its operator, or its master and crew with respect to the ordering or purchasing of goods, services, supplies or necessaries for the vessel. Please be hereby advised that any goods, services, supplies or necessaries which you may provide or deliver to the vessel at the order or request of Charterer were ordered or requested NOT ON THE CREDIT OF THE VESSEL. Therefore, your delivering or providing of any such goods, services, supplies or necessaries to the vessel, in light of this notice to you constitutes a waiver by you of any and all lien rights against the vessel. provide or deliver to the vessel at the order or request of Charterer


                                        Very Truly Yours,


                                        TRAILER BRIDGE, INC.